For Immediate Release	For More Information Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
beneski.barron@orbital.com

ORBITAL REPORTS THIRD QUARTER 2003
FINANCIAL RESULTS

Financial and Operational Highlights

•	Core Rocket and Satellite Businesses Post Solid
Results, Non-core Electronics Business Shows Improvement
•	Debt Refinancings Completed, Interest Expense Significantly Reduced
•	2003 Financial Targets Reaffirmed, Preliminary 2004 Guidance Provided
•	Two Space Missions Successfully Carried Out, Preparations
Underway for Up to Four More Before Year-End

(Dulles, VA 16 October 2003) – Orbital Sciences Corporation (NYSE: ORB) today announced financial results for the third quarter of 2003. The company reported a 93% increase in operating income to $11.2 million on revenues of $128.6 million, compared to operating income of $5.8 million on revenues of $134.8 million during the third quarter of 2002.

Orbital reported a net loss of $30.2 million, or $0.64 loss per share, for the third quarter of 2003 as compared to net income of $1.6 million, or $0.04 per diluted share, in the comparable quarter in 2002. As the company previously announced, the third quarter 2003 results include a charge of $38.8 million related to the third quarter refinancings, as more fully described below. Adjusted net income* for the third quarter of 2003, which is defined as GAAP net loss excluding the $38.8 million charge, was $8.6 million, or $0.14 adjusted diluted earnings per share*.

Orbital also reported $0.3 million of positive free cash flow* for the third quarter of 2003, compared to negative $5.9 million of free cash flow reported by the company in the same period of 2002.

Commenting on the quarter’s results, Mr. David W. Thompson, Orbital’s Chairman and Chief Executive Officer, said, “Orbital’s core businesses turned in another solid quarter, highlighted by the improved operating results in our satellites and related space systems segment and the continued top-line growth in our launch vehicle and advanced programs segment. In addition, our electronics systems segment made significant improvements in its financial and operational performance, although there is still more work to be done in this area.”

*Non-GAAP financial measures are indicated by an asterisk. For additional details, please refer to the section of this press release entitled “Disclosure of Non-GAAP Financial Measures.”

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Orbital Reports Third Quarter 2003 Financial Results

Financial Highlights

Summary financial results were as follows ($ in millions, except per share data):

	Quarter Ended September 30,

	2003	2002

Consolidated Revenues	$128.6	$134.8
Gross Profit	26.9	21.1
Operating Income	11.2	5.8
Debt Extinguishment Expense	(38.8)	—
Net Income (Loss)	(30.2)	1.6
Net Income (Loss) per Share(1)	$(0.64)	$0.04
(1)	The 2003 net loss per share is based on weighted-average shares of 47.4 million. Had the company reported net income in the third quarter of 2003, diluted shares of 60.0 million would have been utilized under GAAP to compute the per-share amounts.

	Nine Months Ended September 30,

	2003	2002

Consolidated Revenues	$423.7	$391.0
Gross Profit	74.6	61.8
Operating Income	22.1	18.3
Debt Extinguishment Expense	(38.8)	—
Income from Continuing Operations	(31.4)	8.5
Net Loss(2)	(31.4)	(4.4)
Net Loss per Share(3)	$(0.68)	$(0.10)
(2)	In 2002, net loss included a $13.8 million goodwill impairment charge related to the adoption of SFAS No. 142.
(3)	The 2003 net loss per share is based on weighted-average shares of 46.5 million. Had the company reported net income in the nine months ended September 30, 2003, diluted shares of 55.9 million would have been utilized under GAAP to compute the per-share amounts.

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Orbital Reports Third Quarter 2003 Financial Results

Supplemental Financial Highlights

The following information presents the company’s net income and earnings per share adjusted to exclude the effect of the $38.8 million debt extinguishment expense incurred in the third quarter of 2003 ($ in millions, except per share data):

	Quarter Ended	Nine Months Ended
	September 30, 2003	September 30, 2003

Reported Net Loss	$(30.2)	$(31.4)
Add Back Debt Extinguishment Expense	38.8	38.8

Adjusted Net Income*	$8.6	$7.4

Adjusted Diluted Earnings Per Share*	$0.14	$0.13
Diluted Shares	60.0	55.9

Revenues

Orbital reported third quarter 2003 revenues of $128.6 million, a 5% decrease compared to $134.8 million in the same quarter of 2002. The revenue decrease was primarily driven by a $12.7 million reduction in satellites and related space systems revenues and a $1.2 million reduction in electronic systems revenues, partially offset by an $8.7 million increase in launch vehicle and advanced programs revenues. The decrease in satellite and related space systems revenues was primarily attributable to lower revenue in the company’s geosynchronous (GEO) satellite product line, partially offset by increased revenue in the company’s science and technology low-orbit (LEO) satellite product line. The increase in launch vehicle revenues was largely due to increased revenue in the company’s space launch vehicle product line, reflecting higher revenue on Pegasus and Minotaur space launch vehicle programs. Approximately 40% of launch vehicle revenues in the third quarter of 2003 were derived from the Orbital Boost Vehicle (OBV) missile defense interceptor program under a multi-year contract with The Boeing Company.

Orbital reported $423.7 million in revenues for the first nine months of 2003, up 8% from revenues of $391.0 million for the same period in 2002. This increase was primarily driven by growth in the company’s launch vehicle and advanced programs segment, largely due to the OBV missile defense interceptor program and the space launch vehicle product line. This revenue growth was partially offset by lower revenues in satellites and related space systems and electronic systems.

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Orbital Reports Second Quarter 2003 Financial Results

Revenues by segment were as follows ($ in millions):

	Quarter Ended September 30,

	2003	2002

Launch Vehicles and Advanced Programs	$78.4	$69.7
Satellites and Related Space Systems	40.5	53.2
Electronic Systems	11.6	12.8
Eliminations	(1.9)	(0.9)

Total Revenues	$128.6	$134.8

	Nine Months Ended September 30,

	2003	2002

Launch Vehicles and Advanced Programs	$244.1	$178.2
Satellites and Related Space Systems	157.9	170.6
Electronic Systems	26.8	44.8
Eliminations	(5.1)	(2.6)

Total Revenues	$423.7	$391.0

Operating Income

Orbital reported operating income of $11.2 million in the third quarter of 2003, up 93% from $5.8 million in the same period of 2002. The third quarter 2003 operating results reflected solid performance in the launch vehicles and advanced systems segment, including higher operating income in the company’s space launch vehicle product line and strong performance on the OBV missile defense interceptor program. In addition, the company posted significantly improved operating results in the satellites and related space systems segment and the electronic systems segment. The increased operating income in satellites and related space systems was largely due to improved operating results in the GEO satellite product line. The improved operating results in electronic systems were largely attributable to the absence of charges in 2003 that the company recorded in the third quarter of 2002 related to excess inventory and adjustments for cost growth on certain transportation management systems contracts.

Operating income for the first nine months of 2003 was $22.1 million, up 21% from $18.3 million for the same period in 2002. This increase was largely attributable to the third quarter factors described above, together with significantly higher year-to-date profits from the OBV missile defense interceptor program, offset partially by electronic systems’ operating loss and ORBIMAGE litigation-related settlement charges reported in the first half of 2003.

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Orbital Reports Third Quarter 2003 Financial Results

Operating income by segment was as follows ($ in millions):

	Quarter Ended September 30,

	2003	2002

Launch Vehicles and Advanced Programs	$7.5	$7.4
Satellites and Related Space Systems	2.8	1.3
Electronic Systems	0.3	(2.9)
Corporate and Other	0.6	—

Total Operating Income	$11.2	$5.8

	Nine Months Ended September 30,

	2003	2002

Launch Vehicles and Advanced Programs	$25.3	$17.3
Satellites and Related Space Systems	8.6	1.7
Electronic Systems	(7.9)	(0.1)
Corporate and Other	(3.9)	(0.6)

Total Operating Income	$22.1	$18.3

Net Income

Orbital’s net loss for the third quarter of 2003 was $30.2 million, or a loss of $0.64 per share, compared to net income of $1.6 million, or income of $0.04 per diluted share, in the third quarter of 2002.

The third quarter 2003 net loss included a debt extinguishment charge of $38.8 million recorded in connection with the company’s July 2003 refinancing of its long-term debt and revolving line of credit (described more fully below). The debt extinguishment expense recorded in the third quarter of 2003 was comprised of non-cash charges of $30.8 million in accelerated amortization of debt discount and deferred debt issuance costs plus cash charges totaling $8.0 million for prepayment premiums and other expenses. Primarily as a result of the refinancing, interest expense in the third quarter of 2003 decreased by $2.1 million as compared to the third quarter of 2002.

Orbital’s net loss for the first nine months of 2003 was $31.4 million, or a loss of $0.68 per share, compared to net loss of $4.4 million, or a loss of $0.10 per share, for the same period in 2002. The net loss for the first nine months of 2003 included the third quarter debt extinguishment expense described above. Results for the first nine months of 2003 also included interest expense of $15.8 million, compared to $11.4 million for the same period in 2002. This

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Orbital Reports Third Quarter 2003 Financial Results

year-over-year increase was largely due to the company’s lower cost 5% notes that were outstanding during the first eight months of 2002. The net loss for the first nine months of 2002 included a $13.8 million goodwill impairment charge related to the adoption of SFAS No. 142.

Cash Flow and Financing Transactions

As of September 30, 2003, Orbital’s unrestricted cash balance was $53.4 million. The company had positive free cash flow of $0.3 million in the third quarter of 2003, compared with negative free cash flow of $5.9 million in the same period of 2002.

The following table provides summary information on the company’s cash flow and debt position for the third quarter and nine months of 2003 ($ in millions):

	Quarter Ended	Nine Months Ended
	September 30, 2003	September 30, 2003

Net Cash Provided by Operating Activities	$1.5	$33.2
Capital Expenditures	(1.2)	(5.4)

Free Cash Flow*	0.3	27.8
Increase in Cash Restricted for Letters of Credit and Other	(6.0)	(6.0)
Repayment of Debt	(143.4)	(144.4)
Proceeds from Issuance of Debt	129.0	129.1
Proceeds from Issuance of Common Stock	1.7	3.5

Net Change in Cash	(18.4)	10.0
Beginning Cash Balance	71.8	43.4

Ending Cash Balance	53.4	53.4
Beginning Total Debt	117.9	116.8
Ending Total Debt	$140.0	$140.0

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Orbital Reports Third Quarter 2003 Financial Results

Summary balance sheet data as of September 30, 2003 is as follows ($ in millions):

Assets		Liabilities and Equity
Cash and Equivalents	$53.4	Short-Term Debt	$1.9
Other Current Assets	154.4	Other Current Liabilities	102.9
Property and Equipment (Net)	82.6	Long-Term Debt	138.1
Goodwill	95.3	Other Non-Current Liabilities	43.8
Other Assets	14.1	Stockholders' Equity	113.1

Total Assets	$399.8	Total Liabilities and Equity	$399.8

In early July 2003, Orbital closed two refinancing transactions relating to the company’s $135 million 12% second priority secured notes due 2006 and its revolving line of credit. The company issued $135 million of new 9% senior notes due 2011 and entered into a four-year, $50 million revolving line of credit facility. The new debt structure provides Orbital with lower interest rates, longer-term maturities, improved terms and increased borrowing availability. During the third quarter of 2003, the company also entered into an interest rate swap whereby the company effectively exchanged its fixed rate interest obligation on $50 million of the principal amount of the new 9% notes for a currently lower variable-rate instrument. The company estimates that under this new debt structure its interest expense will be reduced by approximately $12.5 million over the next twelve months, including the effects of lower amortization of debt issuance and discount costs and the annualized effect of the interest rate swap.

New Business and Backlog Highlights

During the third quarter of 2003, Orbital received approximately $135 million in new firm and option contracts, bringing year-to-date total new orders to $715 million. In addition, the company received exercises of existing contract options valued at about $80 million during the third quarter of 2003, bringing year-to-date option conversions to $140 million. As of September 30, 2003, the company’s firm backlog was approximately $610 million and its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $2.53 billion.

Operational Highlights

In the third quarter, Orbital successfully carried out two space missions. First, the company launched its 21st consecutive successful Pegasus rocket, carrying into orbit a scientific satellite for NASA and the Canadian Space Agency. The second mission involved the successful launch of the company’s second OBV missile defense interceptor being developed and manufactured for the U.S. Missile Defense Agency’s (MDA) Ground-based Midcourse Defense (GMD) system.

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Orbital Reports Third Quarter 2003 Financial Results

In the fourth quarter of 2003, Orbital is currently scheduled to carry out three or four major space missions, including another launch of its GMD missile defense interceptor vehicle, one launch of a missile defense-related target vehicle for MDA, and a flight test of an experimental hypersonic aircraft for NASA.

Full-Year 2003 Guidance Update

Orbital updated previous guidance with respect to full-year 2003 financial results as follows. The company is forecasting revenues in the range of $565 to $575 million for the year. The company also expects that full-year operating income margin will be approximately 6% and that full-year free cash flow will be in the range of $25 to $35 million. The company expects year-end 2003 firm backlog in the range of $900 to $950 million. Based on an estimate of 57 million average diluted shares outstanding in 2003, and including the $38.8 million debt extinguishment charge in the third quarter and the anticipated $40.6 million fourth quarter credit discussed below, Orbital forecasts full-year 2003 diluted earnings per share of $0.29 to $0.32.

As previously disclosed, the company expects that the $40.6 million balance reported on its balance sheet as “allocated losses of affiliates in excess of the cost of investment” will be reversed upon the effectiveness of the plan of reorganization of Orbital Imaging Corporation (ORBIMAGE). The company believes that ORBIMAGE’s plan will become effective during the fourth quarter of 2003. Orbital anticipates that when recorded, the reversal will be reported as a credit to non-operating income and will increase stockholders’ equity by the full $40.6 million.

Preliminary 2004 Financial Targets

For the full-year 2004, Orbital is preliminarily forecasting revenues in the range of $630 to $650 million, reflecting growth of approximately 12% over 2003 revenues. The company is targeting 2004 operating income margin in the range of 7% to 8% of revenues, and free cash flow of between $30 and $40 million. Based on an estimate of 64 to 66 million average fully-diluted shares, the company is targeting 2004 earnings per share of $0.50 to $0.60. Orbital expects to provide updated 2004 guidance at the release of its fourth quarter 2003 financial results early next year.

Disclosure of Non-GAAP Financial Measures

The following is provided as definitions of non-GAAP (Generally Accepted Accounting Principles) financial measures (indicated by an asterisk*) used by the company within this disclosure. Orbital does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define these measures differently.

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Orbital Reports Third Quarter 2003 Financial Results

Free cash flow is defined as GAAP net cash provided by operating activities (the most directly comparable GAAP financial measure) less capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the company’s ability to fund its operations, to service its debt and to build additional financial flexibility.

Adjusted net income is defined as GAAP net income (loss) excluding the debt extinguishment expense recorded in the third quarter of 2003. Adjusted diluted earnings per share is equal to adjusted net income divided by diluted shares. Management believes these measures provide investors with a more complete understanding of the company’s operational performance during this period without regard to the debt extinguishment charge described above.

About Orbital

Orbital develops and manufactures small space systems for commercial, civil government and military customers. The company’s primary products are satellites and launch vehicles, including low-orbit, geostationary and planetary spacecraft for communications, remote sensing and scientific missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense boosters that are used as interceptor and target vehicles. Orbital also offers space-related technical services to government agencies and develops and builds satellite-based transportation management systems for public transit agencies and private vehicle fleet operators.

A transcript of the earnings call will be available within 48 hours on Orbital’s website at http://www.orbital.com/Investor

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995.
Some of the statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than those of historical facts included herein, including those related to the company’s financial outlook, targets, guidance, goals, business strategy, projected plans and objectives of management for future operations, new order trends and liquidity are forward-looking statements. Such “forward-looking statements” involve unknown risks and uncertainties that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements, expressed or implied by such forward-looking statements. Factors such as general economic and business conditions, availability of required capital, continued government support and funding for key space and defense programs, the financial

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Orbital Reports Third Quarter 2003 Financial Results

condition of major customers, product performance, market acceptance of products, services and technologies, and dependence upon long-term contracts with commercial and government customers may impact the company’s revenues, expenses, profit and cash flow from period to period. These factors and others related to the company’s business are described in further detail in the company’s SEC filings, including its Form 10-K, as amended, for the year ended December 31, 2002. Orbital assumes no obligation to update any such forward-looking information.

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Orbital Reports Third Quarter 2003 Financial Results

ORBITAL SCIENCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share data)

	For the Quarter Ended
	September 30,

	2003	2002

Revenues	$128,629	$134,833
Costs of goods sold	101,736	113,777

Gross profit	26,893	21,056
Research and development expenses	2,332	1,365
Selling, general and administrative expenses	14,250	13,855
Settlement expense	(913)	—

Income from operations	11,224	5,836
Other income	931	574
Interest expense	(3,544)	(5,650)
Debt extinguishment expense	(38,836)	—

Income (loss) before provision for income taxes	(30,225)	760
Provision for income taxes	—	—

Income (loss) from continuing operations	(30,225)	760
Income from discontinued operations	—	875

Net income (loss)	$(30,225)	$1,635

Net income (loss) per common and dilutive share	$(0.64)	$0.04
Shares used in computing net income (loss) per common share	47,377,000	44,923,000
Shares used in computing net income (loss) per dilutive share	47,377,000	45,374,000

Orbital Reports Third Quarter 2003 Financial Results

ORBITAL SCIENCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share data)

	For the Nine Months Ended
	September 30,

	2003	2002

Revenues	$423,710	$390,980
Costs of goods sold	349,089	329,219

Gross profit	74,621	61,761
Research and development expenses	5,230	3,021
Selling, general and administrative expenses	43,743	40,461
Settlement expense	3,587	—

Income from operations	22,061	18,279
Other income	1,127	1,664
Interest expense	(15,768)	(11,430)
Debt extinguishment expense	(38,836)	—

Income (loss) before provision for income taxes	(31,416)	8,513
Provision for income taxes	—	—

Income (loss) from continuing operations	(31,416)	8,513
Income from discontinued operations	—	875
Cumulative effect of change in accounting	—	(13,795)

Net loss	$(31,416)	$(4,407)

Net income (loss) per common share :
Income (loss) from continuing operations	$(0.68)	$0.20
Income from discontinued operations	—	0.02
Cumulative effect of change in accounting	—	(0.32)

Net loss	$(0.68)	$(0.10)

Net income (loss) per dilutive share :
Income (loss) from continuing operations	$(0.68)	$0.19
Income from discontinued operations	—	0.02
Cumulative effect of change in accounting	—	(0.31)

Net loss	$(0.68)	$(0.10)

Shares used in computing net income (loss) per common share	46,512,000	43,396,000
Shares used in computing net income (loss) per dilutive share	46,512,000	44,832,000

Orbital Reports Third Quarter 2003 Financial Results

ORBITAL SCIENCES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2003	2002

ASSETS	(Unaudited)
Cash	$53,419	$43,440
Receivables, net	116,587	135,176
Inventory	13,843	17,136
Other current assets	23,944	19,065

Total current assets	207,793	214,817
Property, plant and equipment, net	82,553	88,751
Goodwill, net	95,293	95,293
Other non-current assets	14,146	17,449

TOTAL ASSETS	$399,785	$416,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$1,881	$1,854
Accounts payable and accrued expenses	96,437	92,519
Deferred revenues	6,421	28,094

Total current liabilities	104,739	122,467
Long-term debt	138,141	114,833
Other non-current liabilities	3,172	3,856
Allocated losses of affiliate	40,586	40,586
Total stockholders’ equity	113,147	134,568

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$399,785	$416,310

Orbital Reports Third Quarter 2003 Financial Results

ORBITAL SCIENCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Quarter	For the Nine
	Ended	Months Ended
	Sep 30, 2003	Sep 30, 2003

Net loss from continuing operations	$(30,225)	$(31,416)
Depreciation and amortization	3,787	11,721
Amortization of debt issuance costs and debt discount	210	3,837
Debt extinguishment expense	38,836	38,836
Changes in assets and liabilities	(14,275)	3,403
Other	3,150	6,811

Net cash provided by operating activities	1,483	33,192
Capital expenditures	(1,184)	(5,351)
Increase in cash restricted for letters of credit and other	(6,016)	(6,016)

Net cash used in investing activities	(7,200)	(11,367)
Repayment of debt and other	(143,390)	(144,355)
Net proceeds from issuance of debt	129,046	129,046
Net proceeds from issuance of common stock	1,702	3,463

Net cash used in financing activities	(12,642)	(11,846)

Net increase (decrease) in cash	(18,359)	9,979
Cash, beginning of period	71,778	43,440

Cash, end of period	$53,419	$53,419

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